UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2011

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2011 the Company received a notification from the NASDAQ Listing Qualifications Department that the Company’s common stock is subject to delisting from The NASDAQ Capital Market for two reasons.

First, the Company had not regained compliance with Listing Rule 5550(a)(2), which requires that the bid price of a common share listed on The NASDAQ Capital Market close at a minimum of $1.00 per share. On May 18, 2011 the NASDAQ Listing Qualifications Department had notified the Company that the bid price of its common shares had closed at less than $1.00 per share over the previous 30 consecutive business days and provided the Company with 180 calendar days, or until November 14, 2011, to regain compliance with that Rule.

Second, the Company does not comply with the minimum $5 million shareholders’ equity requirement for initial listing on The NASDAQ Capital Market as set forth under Listing Rule 5505(b)(1), or the $2.5 million shareholders’ equity requirement for continued listing on that Market as outlined in Listing Rule 5550(b).

The notification informed the Company that the NASDAQ Listing Qualifications Department has determined to schedule the Company’s common stock for delisting from The NASDAQ Capital Market and to suspend the stock from trading at the opening of business on November 29, 2011. The notification also informed the Company that the Department intends to file a Form 25-NSE with the Securities and Exchange Commission, which will remove the stock from listing and registration on The NASDAQ Stock Market.

The Company has the right to request an appeal of this determination to a hearing panel by 1:00 pm ET on November 25, 2011. A hearing request will stay the suspension of the Company’s common stock and the filing of the Form 25-NSE until the panel’s decision. However, the Company has decided not to appeal this determination and a market maker for Energy Focus’ shares has filed an application with the Financial Industry Regulation Authority (FINRA) to list the Company’s shares on the OTC Bulletin Board (OTCBB). The Company anticipates a smooth transition to the OTCBB and expects its shares to be listed on the OTCBB effective on November 29, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

November 23, 2011	By:	Mark J. Plush

Name: Mark J. Plush
Title: Chief Financial Officer